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Exhibit (a)(1)(P)

        Second Amended and Restated
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
(Including the Associated Preferred Share Purchase Rights)
of
Jos. A. Bank Clothiers, Inc.
at
$65.00 Net Per Share
by
Java Corp.
a wholly owned subsidiary of
The Men's Wearhouse, Inc.

To Our Clients:

        Enclosed for your consideration are the Second Amended and Restated Offer to Purchase (as may be subsequently amended and supplemented from time to time, the "Offer to Purchase"), dated March 20, 2014 and the related Second Amended and Restated Letter of Transmittal (the "Letter of Transmittal") (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by Java Corp. (the "Purchaser"), a Delaware corporation and a wholly owned subsidiary of The Men's Wearhouse, Inc., a Texas corporation ("MW"), to purchase all outstanding shares of common stock, par value $0.01 per share (together with the associated preferred share purchase rights, the "Shares"), of Jos. A. Bank Clothiers, Inc., a Delaware corporation ("JOSB"), at a price of $65.00 per Share, net to the seller in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal. We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

        Your attention is directed to the following:

          1.     The tender price is $65.00 per Share, net to you in cash, without interest and less any required withholding taxes.

          2.     The Offer and withdrawal rights expire at 5:00 P.M., New York City time, on April 9, 2014, unless extended (as extended, the "Expiration Date").

          3.     The Offer is being made pursuant to an Agreement and Plan of Merger (together with any amendments or supplements thereto, the "Merger Agreement"), dated as of March 11, 2014, by and among MW, JOSB and the Purchaser, pursuant to which, among other things, as soon as practicable after the completion of the Offer, subject to the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into JOSB, with JOSB continuing as the surviving corporation and a wholly owned subsidiary of MW (the "Merger").

          4.     The board of directors of JOSB (the "JOSB Board") has unanimously (i) determined that the Merger Agreement, the Offer, the Merger and the other transactions contemplated thereby, are advisable, fair to and in the best interests of JOSB and its stockholders, (ii) approved the Merger Agreement and the transactions contemplated thereby and (iii) resolved to recommend that the stockholders of JOSB accept the Offer and tender their Shares to the Purchaser pursuant to the Offer.

          5.     Consummation of the Offer is conditioned upon, among other things, (i) there being validly tendered and not validly withdrawn prior to the expiration of the Offer that number of Shares (excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee) which, when added to the Shares already owned by MW and its subsidiaries (without duplication), represents at least a majority of the total number of outstanding Shares on a fully diluted basis, (ii) any waiting period (and any extension thereof) applicable to the consummation of the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") having expired or been terminated, (iii) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) on JOSB, (iv) three business days having passed after completion of the Marketing Period (as defined in the Merger Agreement), (v) no applicable law, temporary restraining order, injunction or other judgment being and remaining in effect which has the effect of prohibiting or making illegal the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement and (vi) certain other customary conditions.

          6.     Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

        If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

        SHARES PREVIOUSLY TENDERED AND NOT WITHDRAWN CONSTITUTE VALID TENDERS FOR PURPOSES OF THE OFFER, AS AMENDED. STOCKHOLDERS WHO HAVE VALIDLY TENDERED AND NOT WITHDRAWN THEIR SHARES ARE NOT REQUIRED TO TAKE ANY FURTHER ACTION WITH RESPECT TO SUCH SHARES IN ORDER TO RECEIVE THE OFFER PRICE OF $65.00 PER SHARE, NET TO THE SELLER IN CASH, WITHOUT INTEREST AND LESS ANY REQUIRED WITHHOLDING TAXES, IF SHARES ARE ACCEPTED FOR PAYMENT PURSUANT TO THE OFFER, EXCEPT AS MAY BE REQUIRED BY THE GUARANTEED DELIVERY PROCEDURE IF SUCH PROCEDURE WAS UTILIZED. STOCKHOLDERS WHO HAVE NOT ALREADY TENDERED THEIR SHARES SHOULD DISREGARD THE MATERIALS PREVIOUSLY DELIVERED AND USE THE MATERIALS ACCOMPANYING THE SECOND AMENDED AND RESTATED OFFER TO PURCHASE.

        Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by American Stock Transfer & Trust Company, LLC (the "Depositary") of (i) certificates representing the Shares tendered or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (iii) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.

Instruction Form with Respect to
Second Amended and Restated
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
(Including the Associated Preferred Share Purchase Rights)
of
Jos. A. Bank Clothiers, Inc.
at
$65.00 Net Per Share
by
Java Corp.
a wholly owned subsidiary of
The Men's Wearhouse, Inc.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Second Amended and Restated Offer to Purchase (as may be subsequently amended and supplemented from time to time, the "Offer to Purchase"), dated March 20, 2014, and the related Second Amended and Restated Letter of Transmittal (the "Letter of Transmittal"), in connection with the offer by Java Corp. to purchase all outstanding shares of common stock, par value $0.01 per share (together with the associated preferred share purchase rights, the "Shares"), of Jos. A. Bank Clothiers, Inc.

        This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Number of Shares to be Tendered:		SIGN HERE
	Shares*	Signature(s)
Dated	, 2014	Name(s)
*Unless otherwise indicated, it will be assumed that all Shares held for the undersigned's account are to be tendered.		Address(es) Zip Code

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  Exhibit (a)(1)(P)